The Ensign Group Reports Second Quarter Results
Raises Annual Guidance

Conference Call and Webcast scheduled for tomorrow, August 6, 2020 at 10:00 am PT
SAN JUAN CAPISTRANO, California – August 5, 2020 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide skilled nursing services, senior living services, rehabilitative care services and other healthcare services, announced record operating results for the second quarter of 2020, reporting GAAP diluted earnings per share of $0.73 for the quarter with adjusted earnings per share of $0.78 for the quarter(2). The company also announced that it has returned all of the Provider Relief Funds it received, directly and indirectly, through the Coronavirus Aid, Relief and Economic Security Act (CARES Act), representing approximately $110.0 million.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $0.73, representing an increase of 97.3%(1) over the prior year quarter. Adjusted diluted earnings per share for the quarter was $0.78, an increase of 100.0%(1)(2) over the prior year quarter.

▪Consolidated GAAP revenues for the quarter were $584.7 million, an increase of 18.6%(1) over the prior year quarter and adjusted revenues for the quarter were $584.2 million, an increase of $93.1 million or 19.0%(1)(2) over the prior year quarter.

▪Same store skilled revenue improved by 8.7% with an increase in Medicare days of 16.2%, both over the prior year quarter.

▪Transitioning skilled revenue improved by 25.7% over the prior year quarter, which includes an increase in transitioning managed care revenue of 12.2%, and transitioning skilled days were up 11.4% from the prior year quarter.

▪Same store occupancy for the quarter was 73.7%, which is down 5.9% from the prior year quarter, and transitioning occupancy for the quarter was 76.1%, which is down 3.8% from the prior year quarter.

▪GAAP net income was $40.2 million for the current quarter, an increase of 94.7% (1) over the prior year quarter.

▪Adjusted net income for the current quarter was $43.1 million, an increase of 99.0%(1)(2) over the prior year quarter.

(1) Represents GAAP continued operations which excludes operating results for the October 1, 2019 spin-out of The Pennant Group, Inc. in accordance with discontinued operation guidance in GAAP.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Information". All Non-GAAP financial results exclude operating results for the recently spun-out The Pennant Group, Inc. in accordance with discontinued operation guidance.
(3) Our Transitional and Skilled Services Segment is defined and outlined in Note 8 on Form 10-Q.

Operating Results

“We are pleased to report that despite continued unique challenges presented during the current global pandemic, the operational momentum we experienced in the first quarter continued into the second quarter where we again achieved record-breaking results. While there were many things that contributed to our strong results, we announced today that we returned all of the CARES Act Provider Relief Funds, which are meant to cover lost revenue and increased expenses tied to the COVID-19 pandemic. Therefore, our results do not include any benefit related to those distributions,” said Ensign’s Chief Executive Officer Barry Port. The Company indicated that, like other well-capitalized healthcare providers, they returned these unneeded provider grant funds. He continued, “As we said last quarter, this pandemic arrived at our doorsteps at a time when our organization had never been stronger clinically and financially. Our local leadership model is shining through in these results and our local approach is the reason we were able to report such a strong quarter. We continue to be amazed by the heroic efforts being made by the thousands of caregivers on behalf of their patients and their families as they show up on the front lines of this pandemic every single day."

Port noted that the strong results came from quarter over quarter improvements in skilled mix across same store, transitioning and newly acquired operations, cost saving initiatives, improved collections, sequestration suspension and improved Medicaid rates in certain states. He added, “As our local operators have responded to the needs of the local healthcare community, our operations have seen an increase in the number of higher acuity patients, including some COVID-19 positive patients. As the number of COVID-19 cases in the surrounding communities we serve has increased, especially in Texas, Arizona and California, state and county health leaders and local hospital systems have looked to Ensign-affiliated operations to care for all varieties of high acuity patients that can safely be admitted to, or remain under our care.” The Company also continues to implement a number of actions to respond to the impact and uncertainty caused by the pandemic, including incurring COVID-19-related labor expenses, and the ongoing acquisition of unprecedented levels of PPE and other infection prevention equipment.

Chief Financial Officer, Suzanne Snapper, reported that the company’s liquidity remains strong with approximately $201.0 million of cash on hand and $320.0 million of available capacity under its line-of-credit facility, which also has a built-in expansion option, both as of June 30, 2020. She also indicated that the company received approximately $100.0 million of Medicare advance payments from the Centers for Medicare and Medicaid Services (CMS) and approximately $110.0 million of the Provider Relief Funds of rounds one, two and three of the CARES Act. To date, all of the Provider Relief Funds have been returned. She also noted that the company also has 93 owned assets, 73 of which are unlevered and add additional liquidity.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

2020 Guidance Increased

“After posting our second record quarter in a row, we are increasing our 2020 annual earnings guidance to $3.00 to $3.10 per diluted share, up from our previous guidance of $2.50 to $2.58 per diluted share and are affirming our previous annual revenue guidance of $2.42 billion to $2.45 billion,” Port said. He noted that the company has seen, and expects to continue to see, a significant impact from the pandemic on the third quarter stretching into the fourth quarter, but that the company is optimistic that occupancies will begin to recover once community spread begins to slow. “As we said last quarter, the pathway to achieving these results will differ significantly from our typical quarterly cadence, but we are confident that we are well positioned to operate within the current environment and are in a strong position to return to our pre-COVID path when things normalize in due time. As the year progresses, we will continue to evaluate the impact of COVID-19 across the portfolio and will readjust as necessary,” Port said.

Management’s guidance is based on diluted weighted average common shares outstanding of approximately 55.5 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, normal anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, acquisitions closed in the first half of 2020 and no resurgence of the COVID-19 pandemic. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation and start-up losses.

COVID-19 Update
Port reported that each locally-led operation has been actively managing COVID-19 patient needs and adapting to the rapidly evolving environment as they provide the highest level of care to their patients. Port also explained that in some cases, Ensign affiliates have, at the request of the local community, dedicated entire buildings and wings to care for COVID-19 patients, which are generally skilled patients that need high levels of nursing care. “We continue to learn a great deal through this process and our local leaders are proactively preparing for and executing on plans to provide care for all patient types, whether COVID positive, negative or unknown. We are pleased to report that these efforts are going very well as we have seen improved outcomes amongst our patients, the vast majority of which are able to recover and return to home, while simultaneously limiting the spread of the virus, reducing the pressure on local hospitals and doing so in a cost effective manner to further benefit the overall cost to Medicare and Medicaid programs,” he added.

Port also reported that the company’s portfolio has experienced an increase in COVID-19 cases in its buildings in correlation with the trends occurring in the local community, noting that as the number of cases increases in the community overall, such as in parts of Texas, Arizona and California, those trends also impact skilled nursing operations in those areas. As of August 3, 2020, the company’s 226 affiliated operations across 13 states had 909 confirmed COVID-19 patients in-house. Also, as of August 3, 2020, 19 operations had over twenty COVID-19 positive cases, 46 operations had less than 20 cases and 161 operations had no confirmed cases of COVID-19 in-house.

The company reported that the vast majority of the decline in occupancies it has experienced began in the latter half of March due to governmental stay-at-home orders, a pause on vital procedures and overall lower hospital occupancies, all of which directly impact patient referrals into the post-acute setting. Despite the recent influx of COVID-19 cases in several states, occupancies have remained relatively flat. More specifically, between mid-May and mid-July, combined same store and transitioning occupancy was down by approximately 1.5%, but skilled days actually increased by 7.0%. This increase in skilled days is driven by an increase in overall facility acuity, which includes complex nursing services for COVID-19 patients and other skilled patients. “While occupancies are lower than they were a year ago at this time, the fact that occupancy levels have remained relatively steady over these last few months, combined with the comparatively strong skilled mix, demonstrates the resilience of our model and our local leader’s ability to adapt to changing circumstances in their local healthcare markets,” Port said.

Port continued, “As this virus continues to spread in unpredictable ways and as testing continues to become more and more available, we will continue to see positive cases in our operations throughout the third quarter. In the meantime, our local leaders, caregivers and other front-line staff deserve all the credit and praise we can muster. While our partners in the acute care setting are receiving a lot of the attention, our teams are accomplishing amazing things every day in the post-acute setting. They truly are heroes and are doing some of the hardest work during one of the most challenging times in our industry’s history. We hope our communities will join us in recognizing and thanking them for all they do.”

Other Highlights

During the quarter, the company paid a quarterly cash dividend of $0.05 per share of Ensign common stock. “Due to our strong liquidity, we were pleased to continue our long-standing practice of paying a dividend to shareholders,” said Chad Keetch, Ensign’s Chief Investment Officer. He noted that the company has been a dividend paying company since 2002 and has increased the dividend every year since. The company indicated that there are no current plans to suspend future dividends.

Keetch also noted that on August 1, 2020, the Company acquired the real estate and operations of a post-acute care retirement campus located in Tempe, AZ, including Tempe Post Acute, a 62-bed skilled nursing facility and Desert Marigold Senior Living of Tempe a senior living center with 72 assisted living beds and 90 independent living units. “This was one of the several acquisitions that we had in the works when COVID appeared on the scene and is the first closing we’ve had since the pandemic started. Our transition process was a little different this time but we are confident in our clinical and operational plans that allow us to selectively acquire in the current environment,” Keetch said.

Conference Call

A live webcast will be held Thursday, August 6, 2020 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, September 4, 2020.

About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 226 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, lab, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, many of these risks and uncertainties are currently amplified by and in the future may be amplified by, the COVID-19 outbreak. The developments with respect to the spread of COVID-19 and its impacts have been occurring so rapidly and because of the unprecedented nature of the pandemic, we are unable to predict the extent and duration of the adverse financial impact of COVID-19 on our business, financial condition and results of operations. While we are not able to estimate the full impact of the COVID-19 outbreak on our financial condition and future results of operations, the pandemic could have an adverse effect on our reported results in the future. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2020	2019	2020	2019

Revenue	$584,699	$492,916	$1,174,312	$964,224
Expense:
Cost of services	451,749	394,741	906,270	766,730
Rent—cost of services	32,484	31,222	64,814	61,403
General and administrative expense	31,427	25,848	63,676	53,108
Depreciation and amortization	13,605	12,366	27,325	24,295
Total expenses	529,265	464,177	1,062,085	905,536
Income from operations	55,434	28,739	112,227	58,688
Other income (expense):
Interest expense	(2,293)	(3,941)	(5,958)	(7,613)
Interest and other income	1,082	562	1,780	1,125
Other expense, net	(1,211)	(3,379)	(4,178)	(6,488)
Income before provision for income taxes	54,223	25,360	108,049	52,200
Provision for income taxes	13,535	4,576	26,159	9,851
Net income from continuing operations	40,688	20,784	81,890	42,349
Net income from discontinued operations, net of tax	—	8,141	—	14,183
Net income	40,688	28,925	81,890	56,532
Less:
Net income attributable to noncontrolling interests in continuing operations	440	116	793	201
Net income attributable to noncontrolling interests in discontinued operations	—	200	—	350
Net income attributable to noncontrolling interests	440	316	793	551
Net income attributable to The Ensign Group, Inc.	$40,248	$28,609	$81,097	$55,981

Amounts attributable to The Ensign Group, Inc.:
Income from continuing operations attributable to The Ensign Group, Inc.	$40,248	$20,668	$81,097	$42,148
Income from discontinued operations, net of income tax	—	7,941	—	13,833
Net income attributable to The Ensign Group, Inc.	$40,248	$28,609	$81,097	$55,981
Net income per share attributable to The Ensign Group, Inc.:
Basic:
Continuing operations	$0.76	$0.39	$1.52	$0.79
Discontinued operations	—	0.15	—	0.26
Basic income per share attributable to The Ensign Group, Inc.	$0.76	$0.54	$1.52	$1.05
Diluted:
Continuing operations	$0.73	$0.37	$1.46	$0.75
Discontinued operations	—	0.14	—	0.25
Diluted income per share attributable to The Ensign Group, Inc.	$0.73	$0.51	$1.46	$1.00
Weighted average common shares outstanding:
Basic	53,094	53,408	53,285	53,246
Diluted	55,181	56,078	55,489	55,896

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019

	(In thousands, except par values)
Assets
Current assets:
Cash and cash equivalents	$201,738	$59,175
Accounts receivable—less allowance for doubtful accounts of $3,685 and $2,472 at June 30, 2020 and December 31, 2019, respectively	302,061	308,985
Investments—current	16,357	17,754
Prepaid income taxes	—	739
Prepaid expenses and other current assets	27,150	24,428
Total current assets	547,306	411,081
Property and equipment, net	780,439	767,565
Right-of-use assets	1,032,684	1,046,901
Insurance subsidiary deposits and investments	32,499	30,571
Escrow deposits	364	14,050
Deferred tax assets	3,612	4,615
Restricted and other assets	30,712	26,207
Intangible assets, net	3,004	3,382
Goodwill	54,469	54,469
Other indefinite-lived intangibles	3,068	3,068
Total assets	$2,488,157	$2,361,909
Liabilities and equity
Current liabilities:
Accounts payable	$42,694	$44,973
Accrued wages and related liabilities	155,013	151,009
Lease liabilities—current	46,983	44,964
Accrued self-insurance liabilities—current	29,493	29,252
CARES Act Provider Relief Fund and advance payments liabilities	207,642	—
Other accrued liabilities	95,921	70,273
Current maturities of long-term debt	3,292	2,702
Total current liabilities	581,038	343,173
Long-term debt—less current maturities	143,893	325,217
Long-term lease liabilities—less current portion	958,249	973,983
Accrued self-insurance liabilities—less current portion	61,324	58,114
Other long-term liabilities	25,877	5,278
Total equity	717,776	656,144
Total liabilities and equity	$2,488,157	$2,361,909

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2020	2019
	(In thousands)
Net cash provided by/(used in):
Continuing operating activities	$174,138	$52,825
Continuing investing activities	(28,326)	(74,451)
Continuing financing activities	(3,249)	33,937
Net increase in cash and cash equivalents from discontinued operations	—	(4,352)
Net increase in cash and cash equivalents	142,563	7,959
Cash and cash equivalents beginning of period, including cash of discontinued operations	59,175	31,083
Cash and cash equivalents end of period, including cash of discontinued operations	201,738	39,042
Less cash of discontinued operations at end of period	—	43
Cash and cash equivalents at end of period	$201,738	$38,999

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income from continuing operations	$40,248	$20,668	$81,097	$42,148
Net income from discontinued operations, net of tax	—	7,941	—	13,833
Net income attributable to The Ensign Group, Inc.	$40,248	$28,609	$81,097	$55,981

Non-GAAP adjustments
Stock-based compensation expense(a)	3,528	2,930	6,763	5,385
Results related to operations not at full capacity(b)	277	626	693	975
Acquisition related costs(c)	34	49	83	76
Depreciation and amortization - patient base(d)	20	87	233	157
Provision for income taxes on Non-GAAP adjustments(e)	(986)	(2,687)	(2,795)	(4,848)
Non-GAAP income from continuing operations	$43,121	$21,673	$86,074	$43,893
Non-GAAP income from discontinued operations(f)	—	8,609	—	17,192
Non-GAAP net income	$43,121	$30,282	$86,074	$61,085

Average number of shares outstanding	55,181	56,078	55,489	55,896

Diluted Earnings Per Share As Reported
Continuing operations	$0.73	$0.37	$1.46	$0.75
Discontinued operations	—	0.14	—	0.25
Diluted income per share attributable to The Ensign Group, Inc.	$0.73	$0.51	$1.46	$1.00

Adjusted Diluted Earnings Per Share
Continuing operations	$0.78	$0.39	$1.55	$0.79
Discontinued operations	—	0.15	—	0.30
Diluted income per share attributable to The Ensign Group, Inc.	$0.78	$0.54	$1.55	$1.09

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020
Cost of services	$2,326	$1,779	$4,437	$3,294
General and administrative	1,202	1,151	2,326	2,091
Total Non-GAAP adjustment	$3,528	$2,930	$6,763	$5,385

(b) Represents results to operations not at full capacity
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019
Revenue	$(535)	$(1,830)	$(1,264)	$(1,830)
Cost of services	732	2,195	1,803	2,459
Rent	25	107	47	183
Depreciation and amortization	55	154	107	163
Total Non-GAAP adjustment	$277	$626	$693	$975

(c) Represents costs incurred to acquire an operation which are not capitalizable.

(d) Included in depreciation and amortization are expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

(e) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0% for the three and six months ended June 30, 2020 and 2019.

(f) Represents results of the home health, hospice and senior living operations we transferred to the Pennant Group, Inc. as a result of the Spin-Off.
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$—	$82,658	$—	$160,388
Cost of services	—	(61,534)	—	(118,982)
General and administrative expenses	—	(2,752)	—	(5,145)
Rent	—	(5,836)	—	(11,434)
Depreciation and amortization	—	(800)	—	(1,458)
Interest income, net	—	9	—	20
Provision for income taxes	—	(2,936)	—	(5,847)
Non-controlling interest	—	(200)	—	(350)
Non-GAAP net income from discontinued operations	$—	$8,609	$—	$17,192

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Consolidated Statements of Income Data:
Net income attributable to The Ensign Group, Inc.	$40,688	$28,925	$81,890	$56,532
Less: net income attributable to noncontrolling interests in continuing operations	440	116	793	201
Less: net income from discontinued operations	—	8,141	—	14,183
Add: Interest expense, net	1,211	3,379	4,178	6,488
Provision for income taxes	13,535	4,576	26,159	9,851
Depreciation and amortization	13,605	12,366	27,325	24,295
EBITDA from continuing operations	68,599	40,989	138,759	82,782
EBITDA from discontinued operations(c)	—	9,725	—	18,099
EBITDA	$68,599	$50,714	$138,759	$100,881
Adjustments to EBITDA:
Results related to operations not at full capacity(a)	197	365	539	629
Stock-based compensation expense	3,528	2,930	6,763	5,385
Acquisition related costs(b)	34	49	83	76
Rent related to items above	25	107	47	183
Adjusted EBITDA from continuing operations	72,383	44,440	146,191	89,055
Adjusted EBITDA from discontinued operations(c)	—	12,336	—	24,477
Adjusted EBITDA	$72,383	$56,776	$146,191	$113,532
Rent—cost of services	32,484	31,222	64,814	61,403
Less: rent related to items above	(25)	(107)	(47)	(183)
Adjusted rent from continuing operations	32,459	31,115	64,767	61,220
Adjusted rent included in discontinued operations	—	5,836	—	11,434
Adjusted EBITDAR from continuing operations	$104,842		$210,958

(a) Represents results of operations not at full capacity during the period presented.
(b) Costs incurred to acquire operations which are not capitalizable.
(c) All adjustments included in the table below are presented within net income from discontinued operations, net of tax.

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Consolidated Statements of Income Data:
Net income from discontinued operations, net of tax	$8,141	$14,183
Less: net income attributable to noncontrolling interests in discontinued operations	200	350
Add: Interest and other income, net	(10)	(22)
Provision for income taxes	976	2,801
Depreciation and amortization	818	1,487
EBITDA from discontinued operations	$9,725	$18,099

Results related to closed operations
Losses related to operations in the start-up phase	82	318
Stock-based compensation expense	372	869
Spin-Off transaction costs	1,658	4,648
Acquisition related costs	497	533
Rent related to items above	2	10
Adjusted EBITDA from discontinued operations	$12,336	$24,477

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2020	2019	Change	% Change

Total Facility Results:	(Dollars in thousands)
Transitional and skilled revenue	$556,779	$469,238	$87,541	18.7%
Number of facilities at period end	193	171	22	12.9%
Number of campuses at period end*	23	22	1	4.5%
Actual patient days	1,530,286	1,472,798	57,488	3.9%
Occupancy percentage — Operational beds	73.4%	79.4%		(6.0)%
Skilled mix by nursing days	29.7%	29.0%		0.7%
Skilled mix by nursing revenue	51.4%	48.7%		2.7%

	Three Months Ended June 30,
	2020	2019	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Transitional and skilled revenue	$433,889	$405,095	$28,794	7.1%
Number of facilities at period end	152	152	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	1,165,243	1,253,908	(88,665)	(7.1)%
Occupancy percentage — Operational beds	73.7%	79.6%		(5.9)%
Skilled mix by nursing days	31.4%	30.4%		1.0%
Skilled mix by nursing revenue	53.4%	50.5%		2.9%

	Three Months Ended June 30,
	2020	2019	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Transitional and skilled revenue	$51,092	$45,604	$5,488	12.0%
Number of facilities at period end	16	16	—	—%
Number of campuses at period end*	4	4	—	—%
Actual patient days	147,658	154,072	(6,414)	(4.2)%
Occupancy percentage — Operational beds	76.1%	79.9%		(3.8)%
Skilled mix by nursing days	25.5%	21.9%		3.6%
Skilled mix by nursing revenue	43.2%	36.9%		6.3%

	Three Months Ended June 30,
	2020	2019	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Transitional and skilled revenue	$71,798	$15,689	$56,109	NM
Number of facilities at period end	25	2	23	NM
Number of campuses at period end*	4	3	1	NM
Actual patient days	217,385	55,850	161,535	NM
Occupancy percentage — Operational beds	70.1%	74.5%		NM
Skilled mix by nursing days	23.5%	21.1%		NM
Skilled mix by nursing revenue	45.0%	37.6%		NM

	Three Months Ended June 30,
	2020	2019	Change	% Change

Facility Closed Results(4):	(Dollars in thousands)
Skilled nursing revenue	$—	$2,850	$(2,850)	NM
Actual patient days	—	8,968	(8,968)	NM
Occupancy percentage — Operational beds	—%	66.1%		NM
Skilled mix by nursing days	—%	16.9%		NM
Skilled mix by nursing revenue	—%	34.6%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2017.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2017 to December 31, 2018.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2019.
(4)Facility Closed results represents closed operations during the three months ended June 30, 2019, which were excluded from Same Facilities results for the three months ended June 30, 2019 and 2020 for comparison purposes.

	Six Months Ended June 30,
	2020	2019	Change	% Change

Total Facility Results:	(Dollars in thousands)
Transitional and skilled revenue	$1,115,184	$918,496	$196,688	21.4%
Number of facilities at period end	193	171	22	12.9%
Number of campuses at period end*	23	22	1	4.5%
Actual patient days	3,173,676	2,879,167	294,509	10.2%
Occupancy percentage — Operational beds	76.4%	79.4%		(3.0)%
Skilled mix by nursing days	29.5%	29.5%		—%
Skilled mix by nursing revenue	50.8%	49.2%		1.6%

	Six Months Ended June 30,
	2020	2019	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Transitional and skilled revenue	$876,403	$805,535	$70,868	8.8%
Number of facilities at period end	152	152	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	2,431,203	2,494,206	(63,003)	(2.5)%
Occupancy percentage — Operational beds	76.9%	79.8%		(2.9)%
Skilled mix by nursing days	31.5%	30.7%		0.8%
Skilled mix by nursing revenue	53.1%	50.8%		2.3%

	Six Months Ended June 30,
	2020	2019	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Transitional and skilled revenue	$102,568	$89,805	$12,763	14.2%
Number of facilities at period end	16	16	—	—%
Number of campuses at period end*	4	4	—	—%
Actual patient days	307,982	303,266	4,716	1.6%
Occupancy percentage — Operational beds	79.4%	78.8%		0.6%
Skilled mix by nursing days	24.7%	22.3%		2.4%
Skilled mix by nursing revenue	41.8%	37.4%		4.4%

	Six Months Ended June 30,
	2020	2019	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Transitional and skilled revenue	$136,213	$17,764	$118,449	NM
Number of facilities at period end	25	2	23	NM
Number of campuses at period end*	4	3	1	NM
Actual patient days	434,491	63,831	370,660	NM
Occupancy percentage — Operational beds	71.6%	71.9%		NM
Skilled mix by nursing days	21.8%	20.4%		NM
Skilled mix by nursing revenue	42.3%	36.5%		NM

	Six Months Ended June 30,
	2020	2019	Change	% Change

Facility Closed Results(4):	(Dollars in thousands)
Skilled nursing revenue	$—	$5,392	$(5,392)	NM
Actual patient days	—	17,864	(17,864)	NM
Occupancy percentage — Operational beds	—%	66.2%		NM
Skilled mix by nursing days	—%	16.9%		NM
Skilled mix by nursing revenue	—%	34.6%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(1)Same Facility results represent all facilities purchased prior to January 1, 2017.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2017 to December 31, 2018.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2019.
(4)Facility Closed results represents closed operations during the six months ended June 30, 2019, which were excluded from Same Facilities results for the six months ended June 30, 2019 and 2020 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Skilled Nursing Average Daily Revenue Rates:
Medicare	$670.86	$600.18	$598.49	$533.45	$646.18	$613.79	$661.05	$594.59
Managed care	497.79	458.01	466.67	423.61	481.16	420.45	493.10	454.37
Other skilled	537.06	492.87	521.15	443.91	348.72	341.70	530.57	488.04
Total skilled revenue	589.05	521.14	542.50	480.74	579.18	498.63	584.08	517.71
Medicaid	235.96	222.87	244.76	233.09	217.95	223.66	234.02	224.27
Private and other payors	231.70	230.30	241.66	218.00	210.49	207.80	229.76	227.22
Total skilled nursing revenue	$346.41	$314.68	$320.26	$284.72	$301.88	$280.00	$337.55	$310.16

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Skilled Nursing Average Daily Revenue Rates:
Medicare	$670.19	$598.59	$591.98	$532.66	$640.72	$606.06	$659.51	$592.89
Managed care	486.12	455.96	459.72	425.46	460.35	426.54	481.46	453.16
Other skilled	530.41	492.22	500.48	462.71	334.43	346.66	522.09	489.47
Total skilled revenue	575.38	520.26	528.81	482.30	563.00	498.84	570.34	517.29
Medicaid	233.45	222.62	241.58	231.61	215.45	225.11	231.54	223.83
Private and other payors	232.89	229.92	239.48	222.35	211.29	198.65	230.38	227.54
Total skilled nursing revenue	$341.02	$315.07	$312.17	$285.85	$290.78	$277.35	$331.33	$311.00

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Revenue:
Medicare	29.6%	23.4%	25.7%	20.6%	31.6%	20.7%	29.5%	23.1%
Managed care	15.0	19.0	13.8	13.2	12.3	14.2	14.6	18.2
Other skilled	8.8	8.1	3.7	3.1	1.1	2.7	7.3	7.4
Skilled mix	53.4	50.5	43.2	36.9	45.0	37.6	51.4	48.7
Private and other payors	7.2	8.1	10.6	12.7	8.2	7.8	7.7	8.5
Medicaid	39.4	41.4	46.2	50.4	46.8	54.6	40.9	42.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Days:
Medicare	15.3%	12.2%	13.7%	11.1%	14.8%	9.5%	15.1%	12.0%
Managed care	10.5	13.0	9.5	8.9	7.7	9.5	10.0	12.4
Other skilled	5.6	5.2	2.3	1.9	1.0	2.1	4.6	4.6
Skilled mix	31.4	30.4	25.5	21.9	23.5	21.1	29.7	29.0
Private and other payors	10.8	11.4	14.1	16.3	11.7	10.5	11.3	12.0
Medicaid	57.8	58.2	60.4	61.8	64.8	68.4	59.0	59.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Revenue:
Medicare	27.4%	23.9%	23.1%	20.6%	29.2%	19.8%	27.2%	23.5%
Managed care	17.2	18.9	15.0	13.6	11.7	14.1	16.3	18.2
Other skilled	8.5	8.0	3.7	3.2	1.4	2.6	7.3	7.5
Skilled mix	53.1	50.8	41.8	37.4	42.3	36.5	50.8	49.2
Private and other payors	7.4	8.1	11.0	12.2	9.2	8.9	7.9	8.4
Medicaid	39.5	41.1	47.2	50.4	48.5	54.6	41.3	42.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2020	2019	2020	2019	2020	2019	2020	2019
Percentage of Skilled Nursing Days:
Medicare	13.9%	12.5%	12.2%	11.1%	13.2%	9.1%	13.7%	12.3%
Managed care	12.0	13.0	10.2	9.1	7.4	9.2	11.2	12.5
Other skilled	5.6	5.2	2.3	2.1	1.2	2.1	4.6	4.7
Skilled mix	31.5	30.7	24.7	22.3	21.8	20.4	29.5	29.5
Private and other payors	10.7	11.4	14.3	15.4	12.8	12.0	11.4	11.8
Medicaid	57.8	57.9	61.0	62.3	65.4	67.6	59.1	58.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE
(Unaudited)

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid	$226,118	38.7%	$195,778	39.7%
Medicare	175,044	29.9	118,807	24.1
Medicaid — skilled	36,385	6.2	31,792	6.5
Total Medicaid and Medicare	437,547	74.8	346,377	70.3
Managed care	82,316	14.1	86,491	17.5
Private and other(1)	64,836	11.1	60,048	12.2
Revenue	$584,699	100.0%	$492,916	100.0%
(1) Private and other payors also includes revenue from rental income and all payors generated in our other ancillary operations for the three months ended June 30, 2020 and 2019.

	Six Months Ended June 30,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid	$450,314	38.3%	$380,277	39.4%
Medicare	330,628	28.2	235,508	24.4
Medicaid — skilled	72,394	6.2	62,243	6.5
Total Medicaid and Medicare	853,336	72.7	678,028	70.3
Managed care	184,345	15.7	169,663	17.6
Private and other(1)	136,631	11.6	116,533	12.1
Revenue	$1,174,312	100.0%	$964,224	100.0%
(1) Private and other payors also includes revenue from rental income and all payors generated in our other ancillary operations for the six months ended June 30, 2020 and 2019.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) share-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes and (f) acquisition related costs; Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) share-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes and (g) acquisition related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.